Exhibit 1.1

42,000,000 Shares

Janus Living, Inc.
(a Maryland corporation)

Class A-1 Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING
AGREEMENT

42,000,000 Shares

Janus Living, Inc.
(a Maryland corporation)

Class A-1 Common Stock
(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

March 19, 2026

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

As Representatives of the several Underwriters

Ladies and Gentlemen:

Janus Living, Inc., a Maryland corporation (the “Company,” which includes (i) the combination of entities owned by Healthpeak Properties, Inc. (“Healthpeak”) and such entities’ real estate assets and related operations prior to the Formation Transactions (as defined below) (collectively, “Janus Predecessor”) and (ii) prior to its conversion into a corporation, Janus Parent, LLC, a Maryland limited liability company (“Janus Parent”)), and Janus Living OP, LLC, a Maryland limited liability company (the “Operating Company,” and together with the Company, the “Transaction Entities”), and Healthpeak Investment Management, LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), confirm their respective agreements with BofA Securities, Inc. (“BofA”) and J.P. Morgan Securities LLC (“J.P. Morgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom BofA and J.P. Morgan are acting as representatives (in such capacity, collectively, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A-1 common stock, par value $0.01 per share, of the Company (“Class A-1 Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 6,300,000 additional shares of Class A-1 Common Stock. The aforesaid 42,000,000 shares of Class A-1 Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 6,300,000 shares of Class A-1 Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

Concurrently with or prior to the Closing Time (as defined below), the Transaction Entities will enter into the Master Restructure Agreement (the “Master Restructure Agreement”) pursuant to which Healthpeak shall, among other things, (i) transfer, directly or indirectly, the real estate assets that comprise the Company’s initial portfolio to the Company in exchange for shares of Class A-1 Common Stock and LLC Interests (as defined below) designated as common units (“common units”) and (ii) purchase a number of shares of Class A-2 Common Stock (as defined below) equivalent to the number of common units that Healthpeak will hold as of the Closing Time (collectively, the “Formation Transactions”).

The Company and the Underwriters agree that up to 2,100,000 shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch, Pierce, Fenner & Smith Incorporated (an affiliate of BofA, hereinafter referred to as “Merrill Lynch”) to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters or Merrill Lynch, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Merrill Lynch. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 P.M. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-293835), including the related preliminary prospectus or prospectuses, covering the registration of the offer and sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:35 P.M., New York City time, on March 19, 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus included in the Registration Statement that is distributed to prospective investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the 1933 Act Regulations (“Rule 433(d)(8)(i)”), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) of the 1933 Act Regulations because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Section 1.         Representations and Warranties.

(a)     Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and each Date of Delivery (as defined below), if any, and agrees with each Underwriter, as follows:

(i)             Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Transaction Entities’ knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto delivered to the Underwriters for use in connection with the offering of the Securities was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)            Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, the Closing Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection (ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution,” in each case contained in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)           Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus that has not been superseded or modified conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the 1933 Act Regulations such that no filing of any “road show” (as defined in Rule 433(h)) of the 1933 Act Regulations is required in connection with the offering of the Securities.

(iv)           Testing-the-Waters Materials. None of the Transaction Entities or Healthpeak (A) has engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are or are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act, (B) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications or (C) distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(v)            Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Transaction Entities, Healthpeak or the Manager engaged directly or through any person authorized to act on their behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vi)           Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Transaction Entities, Healthpeak, the Manager or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)          Independent Accountants. The accountants who audited the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are a registered public accounting firm independent of the Company and Janus Predecessor, as required by the 1933 Act, the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(viii)         Financial Statements. The financial statements and any supporting schedules of Janus Predecessor and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of Janus Predecessor and its consolidated subsidiaries as of the dates indicated and the results of their respective operations, stockholders’ equity and cash flows for the periods specified. The balance sheet of Janus Parent and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial condition of Janus Parent and its consolidated subsidiaries as of the dates indicated. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules of Janus Predecessor and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The summary selected financial data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein as of the dates or for the periods indicated and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix)           No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Transaction Entities or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities on any class of its capital stock or LLC Interests, as applicable.

(x)            Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Management Agreement (as defined below) and the Master Restructure Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect. The Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(xi)           Good Standing of the Operating Company. The Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Management Agreement and the Master Restructure Agreement. The Operating Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect. The Operating Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Operating Company and its subsidiaries considered as one enterprise in such state.

(xii)          LLC Agreement of the Operating Company. The operating agreement of the Operating Company, dated on or about the date hereof (the “LLC Agreement”), is in full force and effect and all of the outstanding membership interests in the Operating Company (the “LLC Interests”) are duly and validly authorized and issued in accordance with the LLC Agreement. The LLC Interests to be issued in the Formation Transactions and in connection with the Company’s contribution to the Operating Company of the net proceeds from the sale of the Securities as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus have been duly authorized for issuance by the Operating Company, and, when issued and delivered pursuant to the LLC Agreement, will be validly issued, and such issuances by the Operating Company of the LLC Interests are exempt from the registration requirements of the 1933 Act and applicable state securities, real estate syndication and blue sky laws, and are not in violation of the preemptive or other similar rights of any securityholder of the Operating Company. At the Closing Time, the aggregate pro forma percentage interests of the Company in the Operating Company will be as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is, and at the Closing Time will be, the sole managing member of the Operating Company. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all outstanding LLC Interests are owned by the Company directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer, claim or equity. As of the date of this Agreement, the Company does, and, as of the Closing Time, the Company will, own at least a majority of the LLC Interests of the Operating Company. No LLC Interests are reserved for any purpose and there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange for, any LLC Interests or other securities of or in the Operating Company, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as may be issued pursuant to employee benefit plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. None of the LLC Interests in the Operating Company have been or will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Company. The terms of the LLC Interests conform in all material respects to statements and descriptions related thereto contained in each of the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xiii)         Good Standing of Subsidiaries. Each subsidiary of the Company (other than the Operating Company) which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Master Restructure Agreement, to the extent a party thereto, and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each such corporate Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer, claim or equity; and all of the issued and outstanding partnership or limited liability company interests of each such Significant Subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and, except for other partnership or limited liability company interests described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer, claim or equity. None of the outstanding shares of capital stock or other equity interests of any Significant Subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of such Significant Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X promulgated under the 1934 Act.

(xiv)         REIT Status. Commencing with its taxable year ending December 31, 2026, the Company will be organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(xv)          Capitalization. The authorized, issued and outstanding equity interests of Janus Predecessor as of December 31, 2025 are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Historical Predecessor” under the caption “Capitalization.” The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to (i) this Agreement, (ii) the Master Restructure Agreement, (iii) reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (iv) the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock (as defined below) to be issued in the Formation Transactions as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus have been duly authorized for issuance by the Company, and, when issued and delivered by the Company, will be validly issued and fully paid and non-assessable and such issuances are not in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no shares of capital stock of the Company are reserved for any purpose and there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange for, any shares of capital stock of or in the Company. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xvi)         Absence of Violations, Defaults and Conflicts. Neither the Transaction Entities nor any of their subsidiaries is (i) in violation of its charter, bylaws, partnership agreement, limited liability company agreement or other organizational documents, as the case may be, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Transaction Entities or any of their subsidiaries is a party or by which they or any of them or their properties or assets may be bound or to which any of the properties or assets of the Transaction Entities or any of their subsidiaries is subject (collectively, “Agreements and Instruments”) and in which the violation or default might result, singly or in the aggregate, in a Material Adverse Effect. In the case of the Transaction Entities, the execution, delivery and performance of this Agreement and the Master Restructure Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Transaction Entities with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Transaction Entities or any of their subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws, partnership agreement, limited liability company agreement or other organizational documents of the Transaction Entities or any of their subsidiaries or (ii) except to the extent it would not have a Material Adverse Effect, any law, statute, rule, regulation, judgment, order, writ or decree of any court or governmental agency or body, domestic or foreign having jurisdiction over the Transaction Entities or any of their subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)        Dividend Restrictions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company (including the Operating Company) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends or making any other distribution on such subsidiary’s capital stock or other equity interests to owners thereof, from repaying any loans or advances to such subsidiary from the Company or any other subsidiary of the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xviii)       Absence of Employees. Neither of the Transaction Entities nor any of their respective subsidiaries has any employees, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal operators, suppliers, manufacturers or contractors, which, in either case, would result, singly or in the aggregate, in a Material Adverse Effect.

(xix)         Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any Governmental Entity now pending, or, to the knowledge of either of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, or would result, singly or in the aggregate, in any Material Adverse Effect, or would materially and adversely affect the properties or assets thereof, taken as a whole, or which would materially and adversely affect the consummation of this Agreement or the consummation of the Formation Transactions or any transaction contemplated hereby or thereby or the performance by the Transaction Entities of their obligations hereunder or thereunder, to the extent a party thereto. All pending legal or governmental proceedings to which either of the Transaction Entities or any of their subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to either of the Transaction Entities. There are no contracts or documents of either of the Transaction Entities or any of their subsidiaries which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed as required.

(xx)          Absence of Further Requirements. No authorization, approval, consent, order or decree of any Governmental Entity is required for the consummation by the Transaction Entities of the transactions contemplated by this Agreement or the Master Restructure Agreement, or in connection with the offering or sale of the Securities hereunder, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities, real estate syndication and blue sky laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(xxi)         Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(xxii)        Authorization and Description of the Securities. The Securities have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder holder of the Company. The Class A-1 Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xxiii)       Authorization and Description of the Class A-2 Common Stock. The outstanding shares of Class A-2 Common Stock, par value $0.01 per share, of the Company (“Class A-2 Common Stock” and together with the Class A-1 Common stock, “Common Stock”) have been duly authorized and validly issued and are fully paid and non-assessable. The Class A-2 Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Class A-2 Common Stock will be subject to personal liability by reason of being such a holder.

(xxiv)       Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xxv)        Management Agreement. The management agreement, dated on or about the date hereof, among the Company, the Operating Company and the Manager (the “Management Agreement”), has been duly authorized, executed and delivered by each of the Transaction Entities and is a valid and legally binding agreement of each of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity. All statements relating to the Management Agreement are true, correct and complete summaries of the matters described therein in all material respects.

(xxvi)       Authorization and Enforceability of Master Restructure Agreement. At or prior to the Closing Time, the Master Restructure Agreement will have been duly authorized, executed and delivered by each of the Transaction Entities and their subsidiaries, to the extent a party thereto, and will be a valid and legally binding agreement of each of the Transaction Entities and each of their subsidiaries, to the extent a party thereto, enforceable against each of the Transaction Entities and each of their subsidiaries, to the extent a party thereto, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity.

(xxvii)      Possession of Licenses and Permits. The Transaction Entities and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental agency or body, domestic or foreign, under applicable law necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Transaction Entities and their subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Transaction Entities nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii)      Title to Property. At the Closing Time, the Transaction Entities and their subsidiaries will have good and marketable title to, or leasehold interest under a lease in, all real property owned or leased by them (each, a “Property”, and collectively, the “Properties”), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Properties taken as a whole and do not interfere with the use made and proposed to be made of such Properties taken as a whole by the Transaction Entities or any of their subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Transaction Entities have no knowledge that any Property fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect and (B) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in a Transaction Entity or any of its subsidiaries.

(xxix)        Possession of Intellectual Property. The Transaction Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither of the Transaction Entities nor any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Transaction Entities or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxx)         Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities, any of their subsidiaries or any of their respective Properties is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Transaction Entities, their subsidiaries and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Transaction Entities, any of their subsidiaries or any of the Properties and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity against or affecting the Transaction Entities, any of their subsidiaries or any of the Properties relating to Hazardous Materials or any Environmental Laws.

(xxxi)        Investment Company Act. Neither of the Transaction Entities is required to be registered, nor, upon consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the sale of the Securities and the use of proceeds therefrom), will be required to be registered as an “investment company”, under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii)       Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxiii)      Internal Control. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15(f) and 15d-15(f) under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiv)      Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxv)       Payment of Taxes. Except, in each case, as would not result, singly or in the aggregate, in a Material Adverse Effect, all U.S. federal, state, local and non-U.S. income tax returns of the Transaction Entities and their subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result, singly or in the aggregate, in a Material Adverse Effect.

(xxxvi)      Business Insurance. The Transaction Entities and their subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Transaction Entities nor any of their subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvii)     Foreign Corrupt Practices Act. None of the Transaction Entities, any of their subsidiaries or, to the knowledge of either of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anti-corruption laws. Each of the Transaction Entities and their subsidiaries and, to the knowledge of each of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii)    Money Laundering Laws. The operations of each of the Transaction Entities and their subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of either of the Transaction Entities, threatened.

(xxxix)      OFAC. None of the Transaction Entities, any of their subsidiaries or, to the knowledge of either of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their subsidiaries is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities or any of their subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Transaction Entities and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.

(xl)           Absence of Manipulation. Neither of the Transaction Entities nor any subsidiary or other affiliate of either of the Transaction Entities has taken nor will the Transaction Entities nor any of their subsidiaries or other affiliates take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xli)          Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time it was delivered to Invitees, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused the Representatives or Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xlii)         Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their subsidiaries has any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xliii)        Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliv)        No Covered Foreign Person. Neither of the Transaction Entities nor any of their subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The consummation of the transactions contemplated by this Agreement and described in the Registration Statement, the General Disclosure Package and the Prospectus will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in in 31 C.F.R. § 850.208. Neither of the Transaction Entities nor any of their subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity

(xlv)         Listing. The Class A-1 Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xlvi)        No Rating. Neither of the Transaction Entities nor any of their subsidiaries has any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(xlvii)       Cybersecurity. There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or their respective subsidiaries’ IT Systems and Data that would not result, singly or in the aggregate, in a Material Adverse Effect. Neither the Transaction Entities nor their subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Transaction Entities and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the failure to do so would not result, singly or in the aggregate, in a Material Adverse Effect. The Transaction Entities and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)     Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and each Date of Delivery, if any, and agrees with each Underwriter, as follows:

(i)             Certain Information. The information provided by the Manager set forth under the headings “Prospectus Summary—Our Manager,” “Prospectus Summary—Potential Conflicts of Interest,” “Risk Factors—Risks Related to Our Relationship with Our Manager and Healthpeak” and “Our Manager and the Management Agreement” in the Registration Statement, the General Disclosure Package and the Prospectus is true and correct in all material respects.

(ii)            Testing-the-Waters Materials. The Manager (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are or are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act, (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications or (C) has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(iii)           No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby there has been no material adverse change, (A) in the condition, financial or otherwise, or in the earnings, business affairs, management, business prospects or properties (taken as a whole) of the Manager and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) in the ability of the Manager to perform its obligations under the Management Agreement (collectively, a “Manager Material Adverse Effect”).

(iv)           Good Standing of the Manager. The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement. The Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Manager Material Adverse Effect. The Manager is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Manager and its subsidiaries considered as one enterprise in such state.

(v)           Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Manager with respect to the Manager.

(vi)          Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and is a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity.

(vii)         Absence of Violations, Defaults and Conflicts. The Manager is not (i) in violation of its operating agreement or other organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Manager is a party or by which the Manager may be bound or to which any of the properties or assets of the Manager is subject and in which the violation or default might result in a Manager Material Adverse Effect. The execution, delivery and performance of this Agreement, the Management Agreement by the Manager and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Manager with its obligations hereunder and thereunder have been duly authorized by all necessary action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Manager pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Manager is a party or by which the Manager may be bound or to which any of the properties or assets of the Manager is subject, nor will such action result in any violation of the provisions of (i) the certificate of formation, limited liability company agreement or other comparable governing document of the Manager or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any court or governmental agency or body, domestic or foreign having jurisdiction over the Manager (a “Manager Governmental Entity”).

(viii)         Absence of Manipulation. The Manager has not taken and will not take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(ix)           Absence of Further Requirements. No authorization, approval, consent, order or decree of any Manager Governmental Entity is required for the consummation by the Manager of the transactions contemplated by this Agreement or the Management Agreement.

(x)            Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any Manager Governmental Entity now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager, which would result in any Manager Material Adverse Effect, or which would materially and adversely affect the Manager’s properties or assets, taken as a whole, or which would materially and adversely affect the consummation of this Agreement or the Management Agreement or the performance by the Manager of its obligations hereunder or thereunder. All pending legal or governmental proceedings to which the Manager is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Manager.

(xi)           Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any executive officer or key employee of Healthpeak or the Manager plans to terminate his, her or their employment with his, her or their current employer. Neither the Manager nor, to the knowledge of the Manager, any executive officer or key employee of Healthpeak or the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Transaction Entities or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xii)          Foreign Corrupt Practices Act. None of the Manager, any of its subsidiaries or, to the knowledge of the Manager, any director, officer, agent, employee, affiliate or other person acting on behalf of the Manager or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the UK Bribery Act or any other applicable anti-bribery or anti-corruption laws. The Manager and its subsidiaries and, to the knowledge of the Manager, its other affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiii)         Money-Laundering Laws. The operations of the Manager and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws. No action, suit or proceeding by or before any Manager Governmental Entity involving the Manager or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(xiv)         OFAC. None of the Manager, any of its subsidiaries or, to the knowledge of the Manager, any director, officer, agent, employee, affiliate or other person acting on behalf of the Manager or any of its subsidiaries is currently the subject of any Sanctions, nor is the Manager or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. Since April 24, 2019, the Manager and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.

(xv)          Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate governmental agencies or bodies, domestic or foreign, necessary for the Manager to perform its obligations under the Management Agreement. The Manager is in compliance with the terms and conditions of all Governmental Licenses under applicable law, except where the failure so to comply would not, singly or in the aggregate, affect its ability to perform its obligations under the Management Agreement. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, affect its ability to perform its obligations under the Management Agreement. The Manager has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would affect its ability to perform its obligations under the Management Agreement.

(xvi)         Internal Control. The Manager intends to operate a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Transaction Entities pursuant to its obligations under the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Transaction Entities’ assets is permitted only in accordance with management’s general or specific authorization.

(xvii)        Cybersecurity. There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Manager’s or its subsidiaries’ IT Systems and Data, except for any such security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Manager’s or its subsidiaries’ IT Systems and Data that would not result, singly or in the aggregate, in a Manager Material Adverse Effect. Neither the Manager nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Manager and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the failure to do so would not result, singly or in the aggregate, in a Manager Material Adverse Effect. The Manager and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Manager Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(c)     Officer’s Certificates. Any certificate signed by any officer or other representative of either of the Transaction Entities delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by both Transaction Entities to each Underwriter as to the matters covered thereby; and any certificate signed by any officer or other representative of the Manager as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Manager to each Underwriter as to the matters covered thereby.

Section 2.        Sale and Delivery to Underwriters; Closing.

(a)     Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A hereto, that number of Initial Securities opposite such Underwriter’s name on Schedule A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)     Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 6,300,000 Option Securities, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)     Payment. Payment of the purchase price for, and delivery of certificates for or book-entry credits representing, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 7th Ave, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for or book-entry credits representing, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for or book-entry credits representing the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of BofA and J.P. Morgan, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 3.        Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:

(a)     Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(e), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement, any preliminary prospectus or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)     Issuer Free Writing Prospectuses. Each of the Transaction Entities agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representatives. Each of the Transaction Entities represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)     Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, an electronic copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith).

(d)     Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 (as defined below), would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)     Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(f)      Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)      Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)      Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)      Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(j)      Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)     Restriction on Sale of Securities. During a period of 180 days from the date of this Agreement (the “Lock-Up Period”), neither of the Transaction Entities will, without the prior written consent of the Representatives, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Class A-1 Common Stock or any securities convertible into or exercisable or exchangeable for Class A-1 Common Stock (including, without limitation, LLC Interests) or file or confidentially submit any registration statement under the 1933 Act relating to any shares of Class A-1 Common Stock or any securities convertible into or exercisable or exchangeable for Class A-1 Common Stock (including, without limitation, LLC Interests), or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Class A-1 Common Stock, whether any such swap, agreement, or other transaction described in clause (i) or (ii) above is to be settled by delivery of Class A-1 Common Stock, other securities, in cash or otherwise, or publicly announce the intention to do any of the foregoing described in clause (i) or (ii), except for (A) the Securities to be sold hereunder, (B) shares of Class A-1 Common Stock, Class A-2 Common Stock or LLC Interests to be issued in the Formation Transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, (C) shares of Common Stock or LLC Interests issued or options to purchase shares of Common Stock or LLC Interests granted pursuant to, or registration statements on Form S-8 filed to register shares of Class A-1 Common Stock that are issuable pursuant to, existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) non-managing member units exchangeable for any shares of Class A-1 Common Stock issued by subsidiaries of the Company in connection with the acquisition of properties or interests therein (provided that (x) such units referred to in this clause (D) are not exchangeable for Class A-1 Common Stock for at least one year from the date of issuance thereof and the Company does not cause or permit (by waiver or otherwise) the exchange of such units for Class A-1 Common Stock during such one year period, (y) issuances pursuant to this clause (D) shall not in the aggregate exceed 5% of the total number of shares of Class A-1 Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Class A-1 Common Stock (including LLC Interests)) and (z) the recipient of any such units or securities convertible into or exercisable or exchangeable for shares of Class A-1 Common Stock shall be required to execute a Lock-up Agreement in substantially the form attached as Exhibit C hereto for the duration of the Lock-Up Period), (E) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) shares of Class A-1 Common Stock issuable, and shares of Class A-2 Common Stock cancellable, upon the redemption or exchange of non-managing member units of subsidiaries of the Company, including the Operating Company, outstanding on the date of this Agreement and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (G) shares of Class A-1 Common Stock issued under a registration statement or pursuant to an exemption from registration in connection with future business combinations or acquisitions; provided that (x) such issuance does not exceed 5% of the total number of shares of Class A-1 Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Class A-1 Common Stock (including LLC Interests)) and (y) the recipient of any such Class A-1 Common Stock or securities convertible into or exercisable or exchangeable for shares of Class A-1 Common Stock during the Lock-Up Period shall be required to execute a Lock-up Agreement in substantially the form attached as Exhibit C hereto for the duration of the Lock-Up Period, (H) shares of Common Stock issued as part of a distribution by the Company to its stockholders of record as of the record date of such distribution to maintain the qualification of the Company as a REIT or to avoid the payment of federal or state income or excise taxes or (I) LLC Interests issued to the Company.

(l)      Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(m)    Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n)     Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(k).

(o)     Absence of Manipulation. Neither of the Transaction Entities nor any subsidiary or other affiliate of the Transaction Entities will take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(p)     REIT Status. The Company will use its reasonable best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026, and the Company will use its reasonable best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify or to be so qualified.

Section 4.        Covenants of the Manager.

(a)     Accurate Disclosure. The Manager covenants with each Underwriter and with the Company that, if at any time during the period when a prospectus relating to the Securities is required (or, but for the exception afforded by Rule 172 under the 1933 Act, would be required) to be delivered under the 1933 Act, it shall notify the Representatives and the Company of the occurrence of any material events respecting the Manager’s activities, affairs, operations or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Transaction Entities and the Underwriters for the Company to prepare any necessary amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus so that, as so amended or supplemented, the same will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made (in the case of the General Disclosure Package and the Prospectus), not misleading.

(b)     Absence of Manipulation. The Manager will not take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

Section 5.         Payment of Expenses.

(a)     Expenses. Each of the Transaction Entities, jointly and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Transaction Entities’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (in an amount not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers and other representatives of the Transaction Entities and any such consultants, and 50% of the cost of any aircraft and other transportation chartered in connection with the road show (the remaining 50% of such cost to be paid by the Underwriters), (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (in an amount not to exceed $40,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) and (xi) all costs and expenses of the Underwriters and Merrill Lynch, including the fees and disbursements of counsel (such counsel’s fees not to exceed $30,000) for the Underwriters and counsel for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees.

(b)     Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6.         Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities and the Manager contained herein or in certificates of any officer or other representative of the Transaction Entities or any of its subsidiaries or the Manager delivered pursuant to the provisions hereof, to the performance by the Transaction Entities and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)     Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)     Opinions. At the Closing Time, the Representatives shall have received:

(i)             The favorable opinions and negative assurance letter, dated the Closing Time, of Latham & Watkins LLP, special corporate and tax counsel to the Transaction Entities and special corporate counsel to the Manager, in the form and substance reasonably satisfactory to the Representatives as set forth in Exhibit A hereto. In rendering such opinion, Latham & Watkins LLP may rely upon the opinion of Ballard Spahr LLP, rendered pursuant to Section 6(b)(ii), as to matters arising under the laws of the State of Maryland.

(ii)            The favorable opinion, dated the Closing Time, of Ballard Spahr LLP, Maryland counsel for the Transaction Entities, in the form and substance reasonably satisfactory to the Representatives as set forth in Exhibit B hereto. In rendering its opinion, Ballard Spahr LLP shall state that each of Sidley Austin LLP, in rendering its opinion pursuant to Section 6(b)(iii) and Latham & Watkins LLP, in rendering its opinions pursuant to Section 6(b)(i), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(iii)           The favorable opinion (including negative assurance statement), dated the Closing Time, of Sidley Austin LLP, counsel to the Underwriters, with respect to such matters as the Underwriters may reasonably request. In rendering such opinion, Sidley Austin LLP may rely upon the opinion of Ballard Spahr LLP, rendered pursuant to Section 6(b)(ii), as to matters arising under the laws of the State of Maryland.

In giving their opinions, Latham & Watkins LLP, Ballard Spahr LLP and Sidley Austin LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Transaction Entities and the Manager, and (B) as to the qualification and good standing of the Company, the Operating Company and the Manager and each Significant Subsidiary to do business in any state or other jurisdiction, upon certificates of appropriate government officials.

(c)     Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Transaction Entities have performed or complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(d)     Certificate of the Manager. At the Closing Time, the Representatives shall have received a certificate of an officer of the Manager, dated the Closing Time, to the effect that (i) the representations and warranties of the Manager in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Manager has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

(e)     Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, in its capacity as auditor of the Company (which, for avoidance of doubt, includes Janus Predecessor and Janus Parent), dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and financial information included in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)      Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP, in its capacity as auditor of the Company (which, for avoidance of doubt, includes Janus Predecessor and Janus Parent), dated the Closing Time, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(g)     Chief Financial Officer’s Certificate. At the time of execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the date hereof and the Closing Time, in form and substance satisfactory to the Representatives, regarding certain financial and operating information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)     Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i)      No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j)      Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(k)      Additional Documents. At the Closing Time, and each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(l)      Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities and the Manager contained herein and the statements in any certificates furnished by the Transaction Entities or any of their respective subsidiaries or the Manager hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

(i)             The favorable opinions and negative assurance letter of Latham & Watkins LLP, special corporate and tax counsel to the Transaction Entities and special corporate counsel to the Manager, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinions and negative assurance letter required by Section 6(b)(i) hereof.

(ii)            The favorable opinion of Ballard Spahr LLP, Maryland counsel to the Transaction Entities, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(b)(ii) hereof.

(iii)           The favorable opinion (including negative assurance statement) of Sidley Austin LLP, counsel to the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(b)(iii) hereof.

(iv)          A certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 6(c) hereof remains true and correct as of such Date of Delivery.

(v)           A certificate of an officer of the Manager, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(vi)           A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives, pursuant to Section 6(f) hereof except that the “specified date” in the letters furnished pursuant to this subsection shall be a date not more than three business days prior to such Date of Delivery.

(vii)          A certificate of the Chief Financial Officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 6(g) hereof remains true and correct as of such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notifying the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Section 1, Section 7, Section 8, Section 9, Section 13, Section 14, Section 19 and Section 20 shall remain in full force and effect.

Section 7.        Indemnification.

(a)     Indemnification of the Underwriters. Each of the Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, officers and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, domestic or foreign, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Transaction Entities; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, domestic or foreign, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case, in reliance upon and in conformity with the Underwriter Information.

(b)     Indemnification of the Transaction Entities and the Company’s Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each Transaction Entity, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Underwriter Information.

(c)     Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Transaction Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, domestic or foreign, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)     Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) or settlement of any claim in connection with any violation referred to in Section 7(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)     Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates (including Merrill Lynch) and selling agents and each person, if any, who controls any Underwriter or Merrill Lynch within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(f)      EDGAR. For purposes of this Section 7, all references to the Registration Statement, any preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 8.        Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 7(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(e) hereof.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, domestic or foreign, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each director, officer or agent of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 9.        Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers or other representatives of either of the Transaction Entities or any of their subsidiaries or the Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its Affiliates, its directors, officers or agents or any controlling person, or by or on behalf of either of the Transaction Entities or the Manager and shall survive delivery and payment for the Securities to the Underwriters.

Section 10.      Termination of Agreement.

(a)     Termination. The Representatives may terminate this Agreement, by notice to the Transaction Entities, at any time at or prior to Closing Time (and, if any Option Securities are to be purchased on a Date of Delivery which occurs after Closing Time, the Representatives may terminate the obligation to purchase such Option Securities, by notice to the Transaction Entities, at any time on or prior to such Date of Delivery), if (i) there has been since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or the escalation thereof or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or by the Nasdaq Global Market or by order of the Commission, FINRA or any other governmental agency or body, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) a banking moratorium has been declared by either federal, New York or Maryland authorities.

(b)     Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Section 1, Section 7, Section 8, Section 9, Section 13, Section 14, Section 19 and Section 20 shall remain in full force and effect.

Section 11.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)     if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)     if the number of Defaulted Securities exceeds 10% of the total number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

Section 12.       Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by fax, and any such notice shall be effective when received at the address specified below.

If to the Transaction Entities:

Janus Living, Inc. / Janus Living OP, LLC

c/o Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, Colorado 80237

Attention: Tracy Porter and Ankit Patadia

Email:

With a copy (which shall not constitute notice) to:

Lewis K. Kneib, Esq.
Devon L. MacLaughlin, Esq.

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Email:

If to the Manager:

Healthpeak Investment Management, LLC

c/o Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, Colorado 80237

Attention: Tracy Porter and Ankit Patadia

Email:

With a copy (which shall not constitute notice) to:

Lewis K. Kneib, Esq.
Devon L. MacLaughlin, Esq.

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Email:

If to the Underwriters:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: Syndicate Department
Email:

and a copy to

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ECM Legal
Email:

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Fax: (212) 622-8358

Attention: Equity Syndicate Desk

With a copy (which shall not constitute notice) to:

J. Gerard Cummins, Esq.

Adam M. Gross, Esq.

Sidley Austin LLP
787 Seventh Avenue

New York, New York 10019
Email:

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

Section 13.       Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and the Manager and their respective successors and the controlling persons and the agents, officers and directors referred to in Section 7 and Section 8 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and the Manager and their respective successors, and said controlling persons and said agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 14.       Governing Law.THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16.       Recognition of the U.S. Special Resolution Regimes.

(a)      In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)      In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)      For purposes of this Section 16: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 17.      No Advisory or Fiduciary Relationship. Each of the Transaction Entities and the Manager acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, Healthpeak and the Manager, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either of the Transaction Entities or the Manager, any of their subsidiaries or other affiliates, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities or the Manager or any of their subsidiaries or other affiliates with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either of the Transaction Entities or the Manager or any of their subsidiaries or other affiliates on other matters) and no Underwriter has any obligation to the Transaction Entities or the Manager or any of their subsidiaries or other affiliates with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Transaction Entities, the Manager and their subsidiaries or other affiliates, and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and each of the Transaction Entities, the Manager and their subsidiaries or other affiliates has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

Section 18.      Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities, Healthpeak, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 19.      Waiver of Jury Trial. Each of the Transaction Entities, the Manager and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 20.      Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 21.      Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 22.      Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 23.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Operating Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Operating Company and the Manager in accordance with its terms.

Very truly yours,

Janus Living, Inc.

By:	/s/ Kelvin O. Moses
Name:	Kelvin O. Moses
Title:	Chief Financial Officer

Janus Living OP, LLC

By: Janus Living, Inc., its managing member

By:	/s/ Kelvin O. Moses
Name:	Kelvin O. Moses
Title:	Chief Financial Officer

Healthpeak Investment Management, LLC
By: Management & Operations Members 1, LLC,
its Managing Member
By: Healthpeak OP, LLC,
its Managing Member
By: Healthpeak Properties, Inc.,
its Managing Member

By:	/s/ Adam G. Mabry
Name:	Adam G. Mabry
Title:	Chief Investment Officer

[Signature Pages to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Gray Hampton
Name:	Gray Hampton
Title:	Vice Chairman

J.P. Morgan Securities LLC

By:	/s/ Grace Schlesinger
Name:	Grace Schlesinger
Title:	Vice President

For themselves and as Representatives of the other
Underwriters named in Schedule A hereto.

[Signature Pages to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $20.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $18.70, being an amount equal to the initial public offering price set forth above less $1.30 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.	13,440,000
J.P. Morgan Securities LLC	5,712,000
Wells Fargo Securities, LLC	3,108,000
Barclays Capital Inc.	2,436,000
Goldman Sachs & Co. LLC	2,436,000
RBC Capital Markets, LLC	2,436,000
Morgan Stanley & Co. LLC	1,974,000
BNP Paribas Securities Corp.	1,134,000
Credit Agricole Securities (USA) Inc.	1,134,000
KeyBanc Capital Markets Inc.	1,134,000
PNC Capital Markets LLC	1,134,000
Scotia Capital (USA) Inc.	1,134,000
TD Securities (USA) LLC	1,134,000
Truist Securities, Inc.	1,134,000
BTIG, LLC	315,000
Capital One Securities, Inc.	315,000
Huntington Securities, Inc.	315,000
M&T Securities, Inc.	315,000
Raymond James & Associates, Inc.	315,000
Regions Securities LLC	315,000
Santander US Capital Markets LLC	315,000
SMBC Nikko Securities America, Inc.	315,000
Total	42,000,000

Schedule A-1

SCHEDULE B-1

Pricing Terms

1.      The Company is selling 42,000,000 shares of Class A-1 Common Stock.

2.      The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 6,300,000 shares of Class A-1 Common Stock.

3.      The initial public offering price per share for the Securities shall be $20.00.

Schedule B-1-1

SCHEDULE B-2

Free Writing Prospectuses

None

Schedule B-2-1

SCHEDULE B-3

Testing-the-Waters Communications

1.      Testing the Waters Presentation, January 2026.

2.      Testing the Waters Presentation, February 2026.

3.      Testing the Waters Presentation, March 2026.

Schedule B-3-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Persons and Entities Subject to 365-Day Lock-Up	Persons and Entities Subject to 180-Day Lock-Up

1.   Scott M. Brinker

2.   Kelvin O. Moses

3.   Adam G. Mabry

4.   Shawn G. Johnston

5.   Tracy A. Porter

6.   Ankit B. Patadia

7.   Carol B. Samaan

8.   Jeffrey H. Miller

9.   Katherine M. Sandstrom

10. Brian G. Cartwright

11. James B. Connor

12. R. Kent Griffin, Jr.

13. Pamela J. Kessler

14. Sara G. Lewis

15. Ava E. Lias-Booker

16. Tommy G. Thompson

17. Richard A. Weiss

18. John T. Thomas

19. Patrick Cheng

20. Jonathan Hughes

21. Omkar Joshi

22. Michelle Wood

23. Paul Jin

24. Elton Ngo

25. Kristina Anacker

26. Frank Russo

27. Andrew Johns

28. Healthpeak Properties, Inc.

29. Janus Member, LLC

30. CCRC PropCo Ventures, LLC

31. Healthpeak Investment Management, LLC

1. John V. Arabia 2. Charles J. Herman, Jr. 3. Denise Olsen

Schedule C-1

EXHIBIT A

Opinions and Negative Assurance Letter of Latham & Watkins LLP

[INTENTIONALLY OMITTED]

Exhibit A-1

EXHIBIT B

Opinion of Ballard Spahr LLP

[INTENTIONALLY OMITTED]

Exhibit B-1

EXHIBIT C

Form of Lock-Up

[●], 2026

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

As Representatives of the Several Underwriters

Re:      Proposed Initial Public Offering by Janus Living, Inc.

Dear Ladies and Gentlemen:

The undersigned, a stockholder and/or an officer and/or a director and/or the external manager of Janus Living, Inc., a Maryland corporation (the “Company”), understands that BofA Securities, Inc. (“BofA”) and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company, Janus Living OP, LLC, a Maryland limited liability company (the “Operating Company”), Healthpeak Investment Management, LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), providing for the initial public offering (the “Offering”) of shares (the “Securities”) of the Company’s Class A-1 common stock, par value $0.01 per share (the “Class A-1 Common Stock”). In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder and/or an officer and/or a director and/or the Manager, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is [180]1[365]2 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of or transfer, directly or indirectly, any shares of the Company’s Class A-1 Common Stock or any securities convertible into or exchangeable or exercisable for Class A-1 Common Stock (including, without limitation, membership interests in the Operating Company), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Class A-1 Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of Class A-1 Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.

1 NTD: To be included in independent director lock-ups.

2 NTD: 365-day lock-up to apply to all lock-up parties other than independent directors.

Exhibit C-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, as described below, provided that (1) in the case of clause (i), (ii), (v), (vi) (to the extent in relation to clause (i), (ii) or (v)), (vii) or (viii), the Representatives receive a signed lock-up agreement in the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, devisee, trustee, distributee, or transferee, as the case may be, (2) in the case of clauses (i), (vii) or (viii)(B), any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the Lock-Up Period with the Commission on Form 4 or Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, in the case of clause (i), (ii), (iii), (iv), (x) or (xi) below, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such a clause, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii)	by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned);

(iii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(iv)	pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned;

(v)	to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

Exhibit C-2

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(vii)	to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(viii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(ix)	to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company; provided that such shares of Class A-1 Common Stock were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Offering;

(x)	to the Company or the Operating Company pursuant to (A) the exercise on a net issuance basis by the undersigned of any award granted pursuant to the Company’s employee benefit plans as described in the prospectus for the Offering, or (B) share withholdings to cover applicable taxes in connection with the vesting or settlement of any award granted pursuant to the Company’s employee benefit plans as described in the prospectus for the Offering;

(xi)	to the Company or the Operating Company pursuant to any redemption, exchange or conversion right relating to membership interests in the Operating Company or any equity interests in any other subsidiary of the Company, including any cancellation of Class A-2 common stock of the Company in connection with any such redemption, exchange or conversion; or

(xii)	to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction pursuant to an offer made to all holders of Class A-1 Common Stock and involving a change of control of the Company (for purposes of this clause (xii), “change of control” shall mean the transfer (whether by merger, consolidation, tender offer or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)) and approved by the Company’s board of directors; provided that in the event that such merger, consolidation, tender offer or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this lock-up agreement.

Exhibit C-3

Furthermore, the undersigned may sell shares of Class A-1 Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Commission or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned acknowledges and agrees that the underwriters have neither provided any recommendation or investment advice nor solicited any action from the undersigned with respect to the Offering of the Class A-1 Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the underwriters are not making a recommendation to you to enter into this lock-up agreement and nothing set forth in such disclosures is intended to suggest that any underwriter is making such a recommendation.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. The undersigned understands that the Company and the underwriters are relying upon the lock-up agreement in proceeding toward the consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

In the event that a Representative withdraws or is terminated from, or declines to participate in, the Offering, all references in this lock-up agreement to the Representatives shall refer to the remaining Representatives. If all Representatives withdraw, are terminated from or decline to participate in the Offering, all references in this lock-up agreement to the Representatives shall refer to the lead left book runner in the Offering (“Replacement Entity”), and in such event, any written consent, waiver or notice given or delivered in connection with this lock-up agreement by or to such Replacement Entity shall be deemed to be sufficient and effective for all purposes under this lock-up agreement.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of their or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Offering, (ii) the Company files an application with the Commission to withdraw the registration statement relating to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Class A-1 Common Stock to be sold thereunder or (iv) July 31, 2026 in the event that the Offering shall not have occurred on or before such date (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional three months).

Exhibit C-4

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

This lock-up agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same lock-up agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this lock-up agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this lock-up agreement will constitute due and sufficient delivery of such counterpart.

[SIGNATURE PAGE FOLLOWS]

Exhibit C-5

Very truly yours,

[NAME OF STOCKHOLDER / OFFICER/ DIRECTOR / MANAGER]

By:
Name:
Title:

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)
(Indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity.)

[Signature Page to Lock-Up Agreement]